Altiris Reports Strong Financial Results for Q2 of Fiscal Year 2006
Company Announces $50 million Stock Repurchase Program
SALT LAKE CITY — July 31, 2006 — Altiris, Inc. (Nasdaq: ATRS), a pioneer of service-oriented management solutions, today announced financial results for the second quarter of fiscal year 2006, ended June 30, 2006.
For the second quarter, total revenue increased 20 percent over the prior year to $55.6 million. Net income for the second quarter was $2.8 million, or $0.10 per diluted share, including charges of $1.7 million for the amortization of acquired intellectual property, $995,000 for amortization of intangible assets, and $3.3 million in share-based compensation as required by FAS 123(R).
Non-GAAP net income increased strongly to $7.3 million, or $0.25 per diluted share, from $1.9 million, or $0.07 per diluted share, reported in the second quarter of 2005. Non-GAAP net income excludes the above-mentioned charges and applies a tax rate of 35 percent.
The Company closed the second quarter with $168.3 million in cash and investments.
Altiris also announced that the Board of Directors of the Company authorized the repurchase of up to $50 million of the Company’s outstanding common stock. The Company intends to accomplish such repurchases by implementing a share repurchase program.
“We had strong performance across the business in the second quarter and are particularly pleased to report license revenue growth of 10 percent, as well as strong operating improvements,” commented Greg Butterfield, president and CEO of Altiris. “Altiris(R) Software Virtualization Solution(TM) and our security offerings were influential in revenue growth from existing suites. We experienced continued demand for Altiris(R) Total Management Suite software, as well as strength in revenue from Altiris(R) Asset and Server Management Suites(TM) software in the quarter.
“Strength in our go-to-market model and in particular our value added reseller (VAR) and systems integrator (SI) relationships also contributed to growth in the quarter. We had good business activity with OEM partners Dell and HP, where revenue contributions were in line with our expectations.
“Based on the current price of our common stock, we believe that a stock repurchase program is a prudent use of capital. The approval to repurchase shares emphasizes our focus on shareholder value and our confidence in Altiris’ future.

“With the first half of 2006 successfully behind us, we are looking ahead with optimism. Our position as a leading service-oriented management company uniquely positions Altiris to be more responsive to customers’ needs and provides a platform for the quick integration of new technologies. Over the coming months, we will focus on further establishing Altiris as a software development platform, investing in our channel to support growing trends, and continuing to work with key industry partners to drive technology development and new business opportunities,” concluded Butterfield.
Earnings Call Information
Altiris, Inc. will broadcast a conference call discussing the company’s second quarter fiscal year 2006, Monday, July 31, 2006 beginning at 5:00 p.m. Eastern Time. A live Webcast of the call will be available from the investor relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on July 31, 2006 through August 2, 2006, by dialing (800) 405-2236 and entering the passcode 11065216. Callers outside the US and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11065216.
Non-GAAP Financial Measures
In this earnings release and during our earnings conference call as described above, we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations section of our website at www.altiris.com. We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules promulgated by the United States Securities and Exchange Commission. We compute non-GAAP net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force, restructuring charges and stock-based compensation. In addition, we used a non-GAAP tax rate of 35 percent for the second quarters of 2006 and 2005.
About Altiris
Altiris Inc. is a leading provider of service-oriented management software that enables IT organizations to easily manage, secure and service heterogeneous IT assets. Flexible solutions from Altiris(R) help IT align services to drive business objectives, deliver audit-ready security, automate tasks, and reduce the cost and complexity of management. For more information, visit www.altiris.com.

Altiris is a registered trademark of Altiris Inc. in the United States and in other countries. The other company names or products mentioned are or may be trademarks of their respective owners.
Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding our optimism for the future, our leadership in service-oriented management and our unique position in the market, our continuing efforts to further establish Altiris as a software development platform, our continuing investment in our channel and ongoing work with key industry partners to drive technology development and new business opportunities, and the potential stock repurchases and implementation of a stock repurchase program, the amount of shares of common stock to be purchased pursuant to such stock repurchase program, and the belief that such program is a prudent use of capital. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ, including, but not limited to, the following: changes in the demand for our products; our inaccurate assessment of market demand or IT technology trends; difficulties in establishing Altiris as a software development platform; errors or bugs in our software products; our inability to compete effectively in an increasingly competitive market; changes in economic conditions generally or technology spending in particular; market conditions and specific financial market conditions affecting our common stock; changes in the competitive dynamics of our markets, including strategic alliances and consolidation among our competitors or strategic partners; deterioration of our relationships with Dell, HP, Fujitsu Siemens Computers, Microsoft and other OEMs and strategic partners; our inability to develop and expand our VAR, systems integrator and other distribution channels; our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, which may result in unexpected fluctuations in our quarterly financial results; our inability to align our expenses with anticipated revenues and Company strategy; our inability to manage expenses; our inability to achieve the anticipated benefits of acquired businesses; slower than expected closure rates on larger transactions, including transactions involving our more complex product suites; disruptions in our business and operations as a result of acquisitions; difficulties and delays in product development and bringing products to market; the length and complexity of our product sales cycle; our failure to continue to meet the sophisticated and changing needs of our customers; risks inherent in doing business internationally; changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Quarterly Report on Form 10-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. Altiris assumes no obligation, and does not intend, to update these forward-looking statements.
(TABLES TO FOLLOW)

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Altiris contact:	Investor contacts:
Susan Richards	Erica Abrams
Altiris Inc.	The Blueshirt Group for Altiris
801-805-2783	415-217-7722
srichards@altiris.com	erica@blueshirtgroup.com

Altiris, Inc.
Consolidated Balance Sheets
(Unaudited)
(in 000’s)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$124,214	$110,838
Available-for-sale securities	44,119	36,110
Accounts receivable, net	40,794	45,547
Prepaid expenses and other current assets	7,277	3,383
Deferred tax asset	5,929	5,861

Total current assets	222,333	201,739

Property and equipment, net	6,905	6,564
Intangible assets, net	28,385	33,936
Goodwill	68,068	68,068
Available-for-sale securities, non-current	—	6,320
Other assets	287	330

Total Assets	$325,978	$316,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,345	$1,518
Accounts payable	2,577	2,406
Accrued salaries and benefits	10,089	12,508
Other accrued expenses	3,836	7,011
Deferred revenue	54,166	57,270

Total current liabilities	72,013	80,713

Capital lease obligations, net of current portion	1,039	1,634
Other accrued expenses, non-current	30	57
Deferred tax liability, non-current	3,971	5,556
Deferred revenue, non-current	5,970	4,857

Total liabilities	83,023	92,817

Stockholders’ equity:
Common Stock	3	3
Additional paid-in capital	224,747	217,087
Deferred compensation	—	(3,031)
Accumulated other comprehensive income	(506)	(397)
Retained earnings	18,711	10,478

Total stockholders’ equity	242,955	224,140

Total liabilities and stockholders’ equity	$325,978	$316,957

Altiris, Inc.
Consolidated Statements of Operations
(Unaudited)
(in 000’s, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Revenue:
Software	$28,605	$26,054	$60,060	$54,781
Services	27,015	20,277	52,964	38,483

Total revenue	55,620	46,331	113,024	93,264

Cost of revenue:
Software	284	111	431	263
Amortization of acquired core technology	1,668	2,603	3,493	4,419
Services (inclusive of share-based compensation of $138, $86, $275 and $86, respectively)	9,412	6,808	18,539	12,772

Total cost of revenue	11,364	9,522	22,463	17,454

Gross profit	44,256	36,809	90,561	75,810

Operating expenses:
Sales and marketing (inclusive of share-based compensation of $1,238, $918, $2,303 and $944, respectively)	22,290	21,741	43,482	39,333
Research and development (inclusive of share-based compensation of $1,112, $551, $2,111 and $558, respectively)	11,315	11,194	22,598	20,699
General and administrative (inclusive of share-based compensation of $781, $486, $1,504 and $507, respectively)	6,793	5,830	12,574	11,889
Amortization of intangible assets	995	952	2,058	2,017
Restructuring charges	—	—	42	—
Write-off of in-process research and development	—	—	—	1,600

Total operating expenses	41,393	39,717	80,754	75,538

Income (loss) from operations	2,863	(2,908)	9,807	272
Other income, net	2,412	10,208	3,888	10,255

Income before income taxes and cumulative effect of a change in accounting principle	5,275	7,300	13,695	10,527

Provision for income taxes	(2,436)	(2,726)	(5,813)	(3,895)

Income before cumulative effect of a change in accounting principle	2,839	4,574	7,882	6,632

Cumulative effect of a change in accounting principle (net of tax provision of $0, $0, $221 and $0, respectively)	—	—	351	—

Net income	$2,839	$4,574	$8,233	$6,632

Basic net income per common share
Before cumulative effect of a change in accounting principle	$0.10	$0.17	$0.28	$0.24
Cumulative effect of a change in accounting principle	—	—	0.01	—

Net income	$0.10	$0.17	$0.29	$0.24

Diluted net income per common share
Before cumulative effect of a change in accounting principle	$0.10	$0.16	$0.27	$0.23
Cumulative effect of a change in accounting principle	—	—	0.01	—

Net income	$0.10	$0.16	$0.29	$0.23

Basic shares	28,445	27,441	28,163	27,368

Diluted shares	29,124	28,327	28,700	28,416

Altiris, Inc.
Consolidated Statements of Operations
(Unaudited)
(in 000’s, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Non-GAAP Adjustments
GAAP income before income taxes and cumulative effect of a change in accounting principle	$5,275	$7,300	$13,695	$10,527

Add back:
Amortization of acquired core technology	1,668	2,603	3,493	4,419
Amortization of intangible assets	995	952	2,058	2,017
Write-off of in-process research and development	—	—	—	1,600
Restructuring charges	—	—	42	—
Litigation settlement	—	(10,000)	—	(10,000)
Stock-based compensation	3,269	2,041	6,193	2,095

Non-GAAP income before income taxes and cumulative effect of a change in accounting principle	11,207	2,896	25,481	10,658

Non-GAAP provision for income taxes (35%)	(3,922)	(1,014)	(8,918)	(3,730)

Non-GAAP net income before cumulative effect of a change in accounting principle	$7,285	$1,882	$16,563	$6,928

Non-GAAP net income per share:
Basic	$0.26	$0.07	$0.59	$0.25

Diluted	$0.25	$0.07	$0.58	$0.24

Shares used to compute Non-GAAP net income per share:
Basic	28,445	27,441	28,163	27,368

Diluted	29,124	28,327	28,700	28,416